Resources Connection, Inc. Reports Financial Results for Third Quarter Fiscal 2024

IRVINE, Calif., April 3, 2024 – Resources Connection, Inc. (Nasdaq: RGP) (the “Company”), a global consulting firm, today announced financial results for its fiscal third quarter ended February 24, 2024.

Third Quarter Fiscal 2024 Highlights Compared to the Prior Year Quarter:

•Revenue of $151.3 million compared to $186.8 million
•Same-day constant currency revenue, a non-GAAP measure, declined 19.6%
•Gross margin of 37.0% compared to 38.3%
•SG&A expenses of $49.6 million compared to $59.4 million, an improvement of 16.5%
•Net income of $2.6 million (net income margin of 1.7%), compared to $7.0 million (net income margin of 3.8%)
•Diluted earnings per common share of $0.08 compared to $0.21
•Adjusted EBITDA, a non-GAAP measure, of $10.8 million (Adjusted EBITDA margin of 7.1%) compared to $16.6 million (Adjusted EBITDA margin of 8.9%)
•Cash dividends declared of $0.14 per share
•Cash and cash equivalents plus borrowings available under our senior secured revolving loan facility total of $287.4 million, up from $278.1 million

Management Commentary

“We delivered solid Adjusted EBITDA and free cash flow conversion in the third quarter. Revenue performance was consistent with expectations, recognizing the client buying environment continues to be sluggish and we have the usual holiday impact during this quarter,” said Kate Duchene, Chief Executive Officer. “We successfully launched the first wave of our technology transformation in North America during the quarter, including a new talent management system. This new platform will empower more efficient Go To Market execution and position us well for an improved buying environment. Furthermore, we continue to focus on enhancing and expanding our consulting capabilities, including our recent announcement to acquire Reference Point, a strategic advisory firm focused on specialized solutions for the financial services industry in the technology, data and risk management space. We expect this acquisition to bolster our ability to better serve our clients in this vertical and be accretive to our financial performance. Finally, our pipeline remains resilient and we are pleased to see more momentum in the sales cycle in recent weeks. We believe we are well positioned to get back to growth and improve our financial metrics as clients give the green light to transformation work, including ERP cloud migration, automation and AI related initiatives.”

Third Quarter Fiscal 2024 Results

Revenue was $151.3 million compared to $186.8 million in the third quarter of fiscal 2023. On a same-day constant currency basis, revenue decreased by 19.6% reflecting the overall choppy macro environment as clients want more certainty in lower interest rates and improving economic indicators before moving ahead with many major initiatives. Gross pipeline remained relatively resilient, however, the time to close opportunities in the pipeline continued to be protracted. Compared to the prior year quarter, billable hours decreased by 12.3% due to reduced client spending and the average bill rate declined by 7.8% (also 7.8% on a constant currency basis) due to a shift in revenue mix to the Asia Pacific region which carries lower average bill rate. The United States (U.S.) average bill rates increased by 0.9%, compared to the prior year as a result of pricing actions taken to implement our value-based pricing model, while average bill rates in the Asia Pacific region declined by 10.1% (or 6.3% on a constant currency basis), also largely attributable to a shift in revenue mix across the countries within this region.

Gross margin was 37.0% compared to 38.3% in the third quarter of fiscal 2023 due to a higher pay/bill ratio and reduced leverage of indirect cost of service on lower revenue. While the pay/bill ratio in the U.S. remained relatively consistent with the prior year, the enterprise wide pay/bill ratio was negatively impacted by an increased proportion of revenue in regions with a higher pay/bill ratio.

SG&A expenses for the third quarter of fiscal 2024 were $49.6 million, or 32.8% of revenue, compared to $59.4 million, or 31.8% of revenue, for the third quarter of fiscal 2023. The improvement in SG&A year over year was primarily due to the reduction in bonuses and commissions by $7.3 million as a result of lower revenue and profitability achievement compared to incentive compensation targets in the current fiscal year, lower management compensation expense of $2.6 million partially attributable to the cost reduction plan (the “U.S. Restructuring Plan”) initiated in October 2023, and a decrease of $1.4 million in stock compensation expense as a result of forfeitures and remeasurement of achievement associated with performance based equity awards, partially offset by one-time costs of $1.6 million of employee termination benefits in connection with further actions taken under the U.S. Restructuring Plan during the third quarter of fiscal 2024.

Income tax expense was $1.9 million (an effective tax rate of 43.2%), compared to an income tax benefit of nearly zero (an effective tax benefit rate of less than 0.1%) in the prior year quarter. The income tax benefit in the three months ended February 25, 2023 resulted largely from a one-time tax benefit recognized on the release of valuation allowance in our Europe region. The higher effective tax rate in the three months ended February 24, 2024 resulted largely from a lower pretax income base increasing the tax expense ratio.

Net income was $2.6 million (net income margin of 1.7%), compared to $7.0 million (net income margin of 3.8%) in the prior year quarter, due primarily to lower revenue and gross profit, partially offset by lower SG&A for the current year quarter. The Company delivered an Adjusted EBITDA margin of 7.1% in the third quarter of fiscal 2024 compared to 8.9% in the prior year comparable quarter primarily due to lower gross margin and expense deleveraging on the lower revenue base.

RESOURCES CONNECTION, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 24,	February 25,	February 24,	February 25,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$151,307	$186,777	$484,603	$591,194
Direct cost of services	95,299	115,170	298,118	353,770
Gross profit	56,008	71,607	186,485	237,424
Selling, general and administrative expenses	49,589	59,371	162,514	172,335
Goodwill impairment	-	2,955	-	2,955
Amortization expense	1,413	1,275	4,048	3,743
Depreciation expense	745	885	2,432	2,652
Income from operations	4,261	7,121	17,491	55,739
Interest (income) expense, net	(225)	147	(830)	662
Other (income)	(1)	(43)	(6)	(381)
Income before income tax expense (benefit)	4,487	7,017	18,327	55,458
Income tax expense (benefit)	1,937	(2)	7,765	12,867
Net income	$2,550	$7,019	$10,562	$42,591

Net income per common share:
Basic	$0.08	$0.21	$0.32	$1.27
Diluted	$0.08	$0.21	$0.31	$1.24

Weighted-average number of common and common equivalent shares outstanding:
Basic	33,463	33,466	33,428	33,418
Diluted	33,759	34,149	33,906	34,245

Cash dividends declared per common share	$0.14	$0.14	$0.42	$0.42

Revenue by Geography
North America	$129,749	$163,790	$417,372	$519,994
Europe	8,668	10,176	29,865	31,752
Asia Pacific	12,890	12,811	37,366	39,448
Total consolidated revenue	$151,307	$186,777	$484,603	$591,194

Cash dividend
Total cash dividends paid	$4,692	$4,708	$14,093	$14,076

Conference Call Information

RGP will hold a conference call for analysts and investors at 5:00 p.m., ET, today, April 3, 2024. A live webcast of the call will be available on the Events section of the Company’s Investor Relations website. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time by visiting the https://ir.rgp.com/events section of the Company’s Investor Relations website.

About RGP

Recently named among Forbes’ America’s Best Management Consulting Firms for 2024, RGP is a global consulting firm focused on project execution services that power clients’ operational needs and change initiatives utilizing on-demand, expert and diverse talent. As a next-generation human capital partner for our clients, we specialize in co-delivery of enterprise initiatives typically precipitated by business transformation, strategic transactions or regulatory change. Our engagements are designed to leverage human connection and collaboration to deliver practical solutions and more impactful results that power our clients’, consultants’ and partners’ success.

We attract top-caliber professionals with in-demand skill sets who seek a workplace environment characterized by choice and control, collaboration and human connection. The trends in today’s marketplace favor flexibility and agility as businesses confront transformation pressures and skilled labor shortages even in the face of macroeconomic contraction. Our client engagement and talent delivery model offers speed and agility, strongly positioning us to help our clients transform their businesses and workplaces, especially at a time where cost reduction initiatives drive an enhanced reliance on a flexible workforce to execute transformational projects.

We have 3,600 professionals collectively engaged with over 1,800 clients around the world from 38 physical practice offices and multiple virtual offices. Headquartered in Irvine, California, RGP is proud to have served 88% of the Fortune 100.

RGP is listed on the Nasdaq Global Select Market, the exchange’s highest tier by listing standards. To learn more about RGP, visit: http://www.rgp.com. (RGP-F)

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include statements regarding our growth and operational plans, our ability to capture demand when the buying environment improves and expectations regarding our continued growth and ability to deliver increased stockholder value. These statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include, but are not limited to, the following: risks related to an economic downturn or deterioration of general macroeconomic conditions, the highly competitive nature of the market for professional services, risks related to the loss of a significant number of our consultants, or an inability to attract and retain new consultants, the possible impact on our business from the loss of the services of one or more key members of our senior management, risks related to potential significant increases in wages or payroll-related costs, our ability to secure new projects from clients, our ability to achieve or maintain a suitable pay/bill ratio, our ability to compete effectively in the competitive bidding process, risks related to unfavorable provisions in our contracts which may permit our clients to, among other things, terminate the contracts partially or completely at any time prior to completion, potential adverse effects to our and our clients’ liquidity and financial performances from bank failures or other events affecting financial institutions, risks arising from epidemic diseases or pandemics, our ability to realize the level of benefit that we expect from our restructuring initiatives, risks that our recent digital expansion and technology transformation efforts may not be successful, our ability to build an efficient support structure as our business continues to grow and transform, our ability to grow our business, manage our growth or sustain our current business, our ability to serve clients internationally, additional operational challenges from our international activities including due to social, political, regulatory, legal and economic risks in the countries and regions in which we operate, possible disruption of our business from our past and future acquisitions, the possibility that our recent rebranding efforts may not be successful, our potential inability to adequately protect our intellectual property rights, risks that our computer hardware and software and telecommunications systems are damaged, breached or interrupted, risks related to the failure to comply with data privacy laws and regulations and the adverse effect it may have on our reputation, results of operations or financial condition, our ability to comply with governmental, regulatory and legal requirements and company policies, the possible legal liability for damages resulting from the performance of projects by our consultants or for our clients’ mistreatment of our personnel, risks arising from changes in applicable tax laws or adverse results in tax audits or interpretations, the possible adverse effect on our business model from the reclassification of our independent contractors by foreign tax and regulatory authorities, the possible difficulty for a third party to acquire us and resulting depression of our stock price, the operating and financial restrictions from our credit facility, risks related to the variable rate of interest in our credit facility, the possibility that we are unable to or elect not to pay our quarterly dividend payment, and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K for the year ended May 27, 2023 and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date of this press release. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, unless required by law to do so.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures to assess our financial and operating performance that are not defined by, or calculated in accordance with, GAAP. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the Consolidated Statements of Operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable GAAP measure so calculated and presented. The following non-GAAP measures are presented in this press release:

•Same-day constant currency revenue is adjusted for the following items:
oCurrency impact. In order to remove the impact of fluctuations in foreign currency exchange rates, the Company calculates same-day constant currency revenue, which represents the outcome that would have resulted had exchange rates in the current period been the same as those in effect in the comparable prior period.
oBusiness days impact. In order to remove the fluctuations caused by comparable periods having a different number of business days, the Company calculates same-day revenue as current period revenue (adjusted for currency impact) divided by the number of business days in the current period, multiplied by the number of business days in the comparable prior period. The number of business days in each respective period is provided in the “Number of Business Days” section of the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below.
•EBITDA is calculated as net income before amortization expense, depreciation expense, interest and income taxes.
•Adjusted EBITDA is calculated as EBITDA plus or minus stock-based compensation expense, technology transformation costs, goodwill impairment, one-time acquisition costs and restructuring costs. Adjusted EBITDA at the segment level excludes certain shared corporate administrative costs that are not practical to allocate.
•Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue.
•Cash tax rate excludes the non-cash tax impact of stock option expirations, non-cash tax impact of valuation allowances on international deferred tax assets, and other non-cash tax items.
•Adjusted income tax expense is calculated based on the Company’s cash tax rates (as defined above).
•Adjusted diluted earnings per common share is calculated as diluted earnings per common share, plus or minus the per share impact of stock-based compensation expense, technology transformation costs, goodwill impairment, one-time acquisition costs, restructuring costs and adjusted for the related tax effects of these adjustments.

We believe the above-mentioned non-GAAP financial measures, which are used by management to assess the core performance of our Company, provide useful information and additional clarity of our operating results to our investors in their own evaluation of the core performance of our Company and facilitate a comparison of such performance from period to period. These are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for revenue, net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our revenue, profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, revenue, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently.

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except number of business days)

	Three Months Ended		Nine Months Ended
Revenue by Geography	February 24,	February 25,	February 24,	February 25,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
North America
As reported (GAAP)	$129,749	$163,790	$417,372	$519,994
Currency impact	(538)		(1,794)
Business days impact	-		-
Same-day constant currency revenue	$129,211		$415,578

Europe
As reported (GAAP)	$8,668	$10,176	$29,865	$31,752
Currency impact	(301)		(1,581)
Business days impact	(481)		(535)
Same-day constant currency revenue	$7,886		$27,749

Asia Pacific
As reported (GAAP)	$12,890	$12,811	$37,366	$39,448
Currency impact	533		1,181
Business days impact	(383)		(571)
Same-day constant currency revenue	$13,040		$37,976

Total Consolidated
As reported (GAAP)	$151,307	$186,777	$484,603	$591,194
Currency impact	(306)		(2,194)
Business days impact	(864)		(1,106)
Same-day constant currency revenue	$150,137		$481,303

Number of Business Days
North America (1)	61	61	186	186
Europe (2)	62	59	191	187
Asia Pacific (2)	61	59	186	183

(1) This represents the number of business days in the U. S.
(2) The business days in international regions represents the weighted average number of business days.

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)

	Three Months Ended
	February 24,	% of	February 25,	% of
Adjusted EBITDA	2024	Revenue	2023	Revenue
	(Unaudited)		(Unaudited)
Net income	$2,550	1.7%	$7,019	3.8%
Adjustments:
Amortization expense	1,413	0.9	1,275	0.7
Depreciation expense	745	0.5	885	0.4
Interest (income) expense, net	(225)	(0.2)	147	0.1
Income tax expense (benefit)	1,937	1.3	(2)	-
EBITDA	6,420	4.2	9,324	5.0
Stock-based compensation expense	1,181	0.8	2,609	1.4
Technology transformation costs (1)	1,386	0.9	1,737	0.9
Goodwill impairment (2)	-	-	2,955	1.6
Acquisition costs (3)	156	0.1	-	-
Restructuring costs (4)	1,643	1.1	(9)	-
Adjusted EBITDA	$10,786	7.1%	$16,616	8.9%

Adjusted Diluted Earnings per Common Share
Diluted earnings per common share, as reported	$0.08		$0.21
Stock-based compensation expense	0.03		0.08
Technology transformation costs (1)	0.04		0.05
Goodwill impairment (2)	-		0.09
Acquisition costs (3)	0.01		-
Restructuring costs (4)	0.04		-
Income tax impact of adjustments	(0.03)		(0.06)
Adjusted diluted earnings per common share	$0.17		$0.37

Adjusted Provision for Income Taxes and Cash Tax Rate
Income tax expense (benefit)	$1,937		$(2)
Effect of non-cash tax items:
Stock option expirations	(80)		(5)
Valuation allowance on international deferred tax assets	(189)		2,188
Net uncertain tax position adjustments	(18)		(14)
Other adjustments	(57)		1
Adjusted provision for income taxes	$1,593		$2,168

Effective tax rate	43.2%		0.0%
Total effect of non-cash tax items on effective tax rate	(7.7%)		30.9%
Cash tax rate	35.5%		30.9%

(1) Technology transformation costs represent costs included in net income related to the Company’s initiative to upgrade its technology platform globally, including a cloud-based enterprise resource planning system and talent acquisition and management systems. Such costs primarily include hosting and certain other software licensing costs, third-party consulting fees and costs associated with dedicated internal resources that are not capitalized.

(2) The effect of the goodwill impairment charge recognized during the three months ended February 25, 2023 was related to the Sitrick operating segment.

(3) Acquisition costs primarily represent one-time costs included in net income related to the Company’s acquisition, which include fees paid to the Company’s other professional services firms.

(4) The Company initiated the U.S. Restructuring Plan in October 2023 and substantially completed the U.S. Restructuring Plan during the third quarter of fiscal 2024.

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)

	Nine Months Ended
	February 24,	% of	February 25,	% of
Adjusted EBITDA	2024	Revenue	2023	Revenue
	(Unaudited)		(Unaudited)
Net income	$10,562	2.2%	$42,591	7.2%
Adjustments:
Amortization expense	4,048	0.8	3,743	0.6
Depreciation expense	2,432	0.5	2,652	0.4
Interest (income) expense, net	(830)	(0.2)	662	0.1
Income tax expense	7,765	1.6	12,867	2.3
EBITDA	23,977	4.9	62,515	10.6
Stock-based compensation expense	4,249	0.9	7,375	1.2
Technology transformation costs (1)	4,987	1.0	4,476	0.8
Goodwill impairment (2)	-	-	2,955	0.5
Acquisition costs (3)	1,282	0.3	-	-
Restructuring costs (4)	3,898	0.8	(364)	(0.1)
Adjusted EBITDA	$38,393	7.9%	$76,957	13.0%

Adjusted Diluted Earnings per Common Share
Diluted earnings per common share, as reported	$0.31		$1.24
Stock-based compensation expense	0.13		0.22
Technology transformation costs (1)	0.15		0.13
Goodwill impairment (2)	-		0.09
Acquisition costs (3)	0.04		-
Restructuring costs (4)	0.11		(0.01)
Income tax impact of adjustments	(0.09)		(0.12)
Adjusted diluted earnings per common share	$0.65		$1.55

Adjusted Provision for Income Taxes and Cash Tax Rate
Income tax expense	$7,765		$12,867
Effect of non-cash tax items:
Stock option expirations	(373)		(22)
Valuation allowance on international deferred tax assets	(316)		1,631
Net uncertain tax position adjustments	(52)		(38)
Other adjustments	(57)		273
Adjusted provision for income taxes	$6,967		$14,711

Effective tax rate	42.4%		23.2%
Total effect of non-cash tax items on effective tax rate	(4.4%)		3.3%
Cash tax rate	38.0%		26.5%

(1) Technology transformation costs represent costs included in net income related to the Company’s initiative to upgrade its technology platform globally, including a cloud-based enterprise resource planning system and talent acquisition and management systems. Such costs primarily include hosting and certain other software licensing costs, third-party consulting fees and costs associated with dedicated internal resources that are not capitalized.

(2) The effect of the goodwill impairment charge recognized during the nine months ended February 25, 2023 was related to the Sitrick operating segment.

(3) Acquisition costs primarily represent one-time costs included in net income related to the Company’s acquisitions, which include fees paid to the Company’s broker and other professional services firms.

(4) The Company initiated the U.S. Restructuring Plan in October 2023 and substantially completed the U.S. Restructuring Plan during the third quarter of fiscal 2024. In addition, the Company substantially completed the Global Restructuring Plans in fiscal 2021 and the remaining accrued restructuring liability was released in fiscal 2023.

Segment Results
On May 31, 2022, the Company divested taskforce – Management on Demand GmbH, and its wholly owned subsidiary skillforce – Executive Search GmbH, a German professional services firm operating under the taskforce brand (“taskforce”). Since the second quarter of fiscal 2021, the business operated by taskforce, along with its parent company, Resources Global Professionals (Germany) GmbH, an affiliate of the Company, represented an operating segment of the Company and was reported as a part of Other Segments.

Effective May 31, 2022, the Company’s operating segments consist of RGP and Sitrick. Prior-period comparative segment information was not restated as a result of the divestiture of taskforce as the Company did not have a change in internal organization or the financial information that the Chief Operating Decision Maker uses to assess performance and allocate resources.

RGP is the Company’s only operating segment that meets the quantitative threshold of a reportable segment. Sitrick does not individually meet the quantitative threshold to qualify as a reportable segment. Therefore, Sitrick is disclosed in Other Segments. On November 15, 2023, the Company acquired CloudGo, which is reported as part of the RGP operating segment.

The following table discloses the Company’s revenue and Adjusted EBITDA by segment for each of the periods presented (in thousands):

	Three Months Ended		Nine Months Ended
	February 24,	February 25,	February 24,	February 25,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Revenue:
RGP	$148,995	$184,270	$477,374	$582,849
Other Segments	2,312	2,507	7,229	8,345
Total revenue	$151,307	$186,777	$484,603	$591,194

Adjusted EBITDA:
RGP	$19,376	$25,320	$63,697	$101,331
Other Segments	(246)	113	(708)	761
Reconciling items (1)	(8,344)	(8,817)	(24,596)	(25,135)
Total Adjusted EBITDA (2)	$10,786	$16,616	$38,393	$76,957

(1) Reconciling items are generally comprised of unallocated corporate administrative costs, including management and board compensation, corporate support function costs and other general corporate costs that are not allocated to segments.

(2) A reconciliation of the Company’s net income to Adjusted EBITDA on a consolidated basis is presented in the tables on page 7 and 8.

RESOURCES CONNECTION, INC.

SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(In thousands, except consultant headcount and average rates)

	February 24,	May 27,
SELECTED BALANCE SHEET INFORMATION:	2024	2023
	(Unaudited)
Cash and cash equivalents	$113,836	$116,784
Trade accounts receivable, net of allowances	$112,111	$137,356
Total assets	$523,164	$531,999
Current liabilities	$84,147	$97,084
Long-term debt	$-	$-
Total liabilities	$108,304	$117,479
Total stockholders’ equity	$414,860	$414,520

	Nine Months Ended
	February 24,	February 25,
SELECTED CASH FLOW INFORMATION:	2024	2023
	(Unaudited)	(Unaudited)
Cash flow -- operating activities	$18,754	$63,878
Cash flow -- investing activities	$(8,432)	$1,548
Cash flow -- financing activities	$(12,977)	$(64,327)

	Three Months Ended
	February 24,	February 25,
SELECTED OTHER INFORMATION:	2024	2023
	(Unaudited)	(Unaudited)
Consultant headcount, end of period	2,765	3,164
Average bill rate (1)	$119	$129
Average pay rate (1)	$58	$62
Common shares outstanding, end of period	33,808	33,625

(1) Rates represent the weighted average bill rates and pay rates across the countries in which we operate. Such weighted average rates are impacted by the mix of our business across the geographies as well as fluctuations in currency rates. Constant currency average bill and pay rates using the same exchange rates in the third quarter of fiscal 2024 were $119 and $58, respectively.

Analyst Contact:
Jennifer Ryu, Chief Financial Officer
(US+) 1-714-430-6500
Jennifer.Ryu@rgp.com

Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com